THIS AGREEMENT is made and entered into by and between AIR
T, INC., and its subsidiaries (collectively referenced herein as the "Company") and J. HUGH BINGHAM (referenced herein as "Mr.
Bingham").

                            W I T N E S S E T H

     WHEREAS, Mr. Bingham was employed by the Company pursuant to an Employment Agreement entered on January 1, 1996 (the "1996
Employment Agreement");

     WHEREAS, Mr. Bingham's employment with the Company ended on December 31, 2003;

     WHEREAS,   Mr.  Bingham  has determined  to  forego  certain
benefits afforded him by the 1996 Employment Agreement in exchange for other consideration from the Company;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

     FIRST:   Stock.

     Mr. Bingham agrees to convey, transfer, assign, sell and deliver to the Company and the Company shall redeem, acquire, accept and purchase, all of the shares of capital stock owned by Mr. Bingham in Air T, Inc. representing 118,480 shares of common stock, par value $.25 per share (the "Redeemed Shares"). The Company agrees to pay for the Redeemed Shares an aggregate amount of FIVE HUNDRED THIRTY EIGHT THOUSAND TWO HUNDRED SEVENTY EIGHT AND 34/100 DOLLARS ($538,278.34), which is 80% of the share price of $5.679 at the close of trading on NASDAQ on January 5, 2004. Each closing of such purchase and sale shall be held at the law offices of Smith Moore LLP in Greensboro, North Carolina. Mr. Bingham agrees to present the shares and the Company agrees to make payment to Mr. Bingham for the shares as follows:

          a. On January 12, 2004, Mr. Bingham agrees to execute and deliver to the Company the stock certificate or certificates representing THIRTY NINE THOUSAND FOUR HUNDRED NINETY THREE of the Redeemed Shares, together with a stock power duly executed in blank and in proper form for transfer; and the Company shall deliver to Mr. Bingham payment of ONE THIRD of the purchase price for the Redeemed Shares;

          b. At a mutually agreeable date during the week of July 5, 2004, Mr. Bingham agrees to execute and deliver to the Company, the stock certificate or certificates representing another THIRTY NINE THOUSAND FOUR HUNDRED NINETY THREE of the Redeemed Shares, together with a stock power duly executed in blank and in proper form for transfer; and the Company shall deliver to Mr. Bingham payment of ONE THIRD of the purchase price for the Redeemed Shares;

          c. At a mutually agreeable date during the week of January 3, 2005, Mr. Bingham agrees to execute and deliver to the Company, the stock certificate or certificates representing the remaining THIRTY NINE THOUSAND FOUR HUNDRED NINETY FOUR of the Redeemed Shares, together with a stock power duly executed in blank and in proper form for transfer; and the Company shall deliver to Mr. Bingham payment of the balance of the purchase price for the Redeemed Shares.

     Mr. Bingham represents and warrants that, as of the date hereof and on each date that Mr. Bingham is obligated to tender shares hereunder, Mr. Bingham has good and indefeasible title to all of the Redeemed Shares, free and clear of all liens, security interests and other encumbrances of any kind except for restrictions imposed by applicable securities laws, and that Mr. Bingham has no other ownership interest in Air T, Inc. or any of its subsidiaries or assets.

     Further, Mr. Bingham and the Company hereby acknowledge and agree that all of the outstanding unexercised options held by Mr. Bingham as of the date hereof under any of the Company's stock option plans, are hereby cancelled and of no further force and effect.

     SECOND:  Payment.

     The Company agrees to pay Mr. Bingham the total sum of THREE HUNDRED THOUSAND and NO/100 DOLLARS ($300,000.00)(less withholdings required by law) in three equal installments of $100,000.00. The first installment shall be payable on January 12, 2004; the second installment shall be payable during the week of July 5, 2004; and the third installment shall be payable during the week of January 3, 2005.

     THIRD:  Release of Contractual Benefits.

     Mr. Bingham agrees to release effective with the date of his separation from employment all rights to benefits afforded him pursuant to the terms of the 1996 Employment Agreement, including but not limited to any and all rights to Retirement Benefits as stated in Section 4 of the 1996 Employment Agreement and Termination Payments as stated in Section 6 of the 1996 Employment Agreement.

     IN WITNESS WHEREOF, the parties execute this agreement as of this the _____ day of January, 2004.


                         _By:/s/ J._Hugh Bingham__________________
                                 J. HUGH BINGHAM
NORTH CAROLINA

__Guilford   _COUNTY

Sworn to and subscribed
before me this the
__12  day of _January__, 2004.

__Wendy L. Mason___________
Notary Public
My commission expires __2-18-07_


                         AIR T, INC.


                         By:_/s/__Walter Clark________________
                              WALTER CLARK
                              Chair, Executive Committee



__Guilford  _COUNTY
NORTH CAROLINA

Sworn to and subscribed
before me this the
_12_ day of __January_, 2004.

__Wendy L. Mason________
Notary Public
My commission expires_2-18-07_






                         By:/s/_Sam W. Chesnutt________________________
                                 SAM W. CHESNUTT
                              Chair, Compensation Committee



__Beaufort_COUNTY
SOUTH CAROLINA

Sworn to and subscribed
before me this the
_14_ day of _January_, 2004.

_Harriet Jackwak__ ___________
Notary Public
My commission expires_9/24/2013